EXHIBIT 99.1
FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (412) 559 - 8154
Investor Relations Contact: Elyse Lorenzato (412) 352 -1423

MSA Safety Announces Third Quarter Results

PITTSBURGH, October 28, 2020 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the third quarter of 2020.

Quarterly Highlights

•Revenue was $304 million, decreasing 13 percent from a year ago on both a reported and constant currency basis.

•Following weak demand in key markets in July and August, business conditions improved in September with monthly incoming orders growing on a sequential and year over year basis.

•GAAP operating income was $41 million or 13.5 percent of sales, compared to $60 million or 17.0 percent of sales in the same period a year ago. Adjusted operating income was $54 million or 17.6 percent of sales, compared to $63 million or 18.0 percent of sales in the same period a year ago.

•GAAP earnings were $28 million or $0.71 per diluted share, compared to $42 million or $1.08 per diluted share in the same period a year ago. Adjusted earnings were $37 million or $0.94 per diluted share, compared to $45 million or $1.15 per diluted share in the same period a year ago.

•MSA's debt balance was $342 million at quarter end, reflecting 1.2x adjusted EBITDA on a gross basis or 0.7x adjusted EBITDA on a net basis. With $133 million in cash and significant room available under its current debt covenants, the company has ample liquidity and flexibility to maintain its balanced capital allocation strategy.

Comments from Management

“The global pandemic and its ripple effects on employment and the economy certainly had an impact on our third quarter results,” said Nish Vartanian, MSA Chairman, President and CEO. “Our team, however, executed well and our results reflect the benefits of previous restructuring programs as well as our actions to lower discretionary costs throughout the year,” he said.
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“It was a tough July and August from a demand perspective, particularly in the energy and commercial construction markets in the Americas segment,” Mr. Vartanian said, adding that the COVID-19 resurgence in the summer across the Gulf Coast of the U.S. negatively impacted a number of the company's key markets. “In September, we saw significant improvement in orders and revenue across nearly every area of our business.”

Mr. Vartanian noted that despite the quarterly revenue contraction of 13 percent, the company maintained a healthy margin profile. "Our restructuring investments are yielding results and the strong improvement in International segment margins is especially encouraging,” he said. Adjusted operating margin in the company’s International segment increased 240 basis points in the quarter and 230 basis points for the year to date.

MSA is taking further action to reduce its cost structure in response to the recession. Mr. Vartanian indicated that the company has started executing a global restructuring program that is expected to deliver $10-15 million of cost savings in 2021. “While we’re taking steps to streamline our cost structure and improve our business model through this downturn, we remain very committed to investing in our new product development pipeline to drive long term growth and enhance our market leadership positions.”

“Our organization remains very well positioned and dedicated to advancing MSA’s mission, which has never been more important, or more relevant. Our team remains highly engaged and we are focused on leveraging our strong balance sheet to make investments that create long term value for all MSA stakeholders,” Mr. Vartanian concluded.

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MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net sales	$304,392	$351,014	$959,975	$1,026,726
Cost of products sold	172,160	192,313	528,799	556,959
Gross profit	132,232	158,701	431,176	469,767

Selling, general and administrative	64,793	82,900	214,066	245,337
Research and development	13,851	13,520	41,723	41,482
Restructuring charges	7,603	1,850	18,475	11,203
Currency exchange losses (gains), net (a)	2,759	(913)	3,821	17,338
Product liability expense	2,077	1,730	4,878	8,155
Operating income	41,149	59,614	148,213	146,252

Interest expense	2,305	4,259	7,907	11,089
Other income, net	(1,117)	(2,929)	(4,376)	(8,850)
Total other expense, net	1,188	1,330	3,531	2,239

Income before income taxes	39,961	58,284	144,682	144,013
Provision for income taxes	11,727	15,673	36,251	37,913
Net income	28,234	42,611	108,431	106,100
Net income attributable to noncontrolling interests	(200)	(372)	(668)	(822)
Net income attributable to MSA Safety Incorporated	$28,034	$42,239	$107,763	$105,278

Earnings per share attributable to MSA Safety Incorporated common shareholders:
Basic	$0.72	$1.09	$2.77	$2.72
Diluted	$0.71	$1.08	$2.74	$2.69

Basic shares outstanding	38,906	38,649	38,853	38,617
Diluted shares outstanding	39,260	39,144	39,269	39,130
(a) Currency exchange losses for the nine months ended September 30, 2019 includes a $15.4 million non-cash charge related to the recognition of currency translation adjustments associated with the closure of MSA's South Africa affiliates.

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MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	September 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$132,830	$152,195
Trade receivables, net	229,293	255,082
Inventories	252,856	185,027
Notes receivable, insurance companies	3,766	3,676
Other current assets	125,344	97,383
Total current assets	744,089	693,363

Property, net	178,064	167,038
Prepaid pension cost	83,447	75,066
Operating lease assets, net	52,331	51,675
Goodwill	436,273	436,679
Notes receivable, insurance companies, noncurrent	48,214	52,336
Insurance receivable, noncurrent	51,419	56,169
Other noncurrent assets	198,828	207,367
Total assets	$1,792,665	$1,739,693

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$20,000	$20,000
Accounts payable	79,774	89,120
Other current liabilities	184,884	168,389
Total current liabilities	284,658	277,509

Long-term debt, net	321,694	328,394
Pensions and other employee benefits	190,073	186,697
Noncurrent operating lease liabilities	43,639	42,632
Deferred tax liabilities	11,425	9,787
Product liability and other noncurrent liabilities	161,073	162,101
Total shareholders' equity	780,103	732,573
Total liabilities and shareholders' equity	$1,792,665	$1,739,693

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MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net income	$28,234	$42,611	$108,431	$106,100
Depreciation and amortization	9,856	9,547	29,284	28,339
Change in working capital and other operating	(10,954)	(1,453)	(27,560)	(46,189)
Cash flow from operating activities	27,136	50,705	110,155	88,250

Capital expenditures	(12,864)	(9,998)	(32,698)	(23,523)
Acquisition, net of cash acquired	—	—	—	(33,196)
Change in short-term investments	(9,935)	113	(19,337)	(17,189)
Property disposals	251	42	334	123
Cash flow used in investing activities	(22,548)	(9,843)	(51,701)	(73,785)

Change in debt	4,000	(24,127)	(5,000)	12,937
Cash dividends paid	(16,771)	(16,281)	(49,811)	(47,215)
Other financing	2,792	836	(21,332)	(6,555)
Cash flow used in financing activities	(9,979)	(39,572)	(76,143)	(40,833)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,986	(4,393)	(1,668)	(5,378)

Decrease in cash, cash equivalents and restricted cash	$(3,405)	$(3,103)	$(19,357)	$(31,746)

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands, except percentage amounts)

	Americas	International	Corporate	Consolidated
Three Months Ended September 30, 2020
Sales to external customers	$194,303	$110,089	$—	$304,392
Operating income				41,149
Operating margin %				13.5%
Restructuring charges				7,603
Currency exchange losses, net				2,759
Product liability expense				2,077
Strategic transaction costs				41
Adjusted operating income (loss)	40,898	15,658	(2,927)	53,629
Adjusted operating margin %	21.0%	14.2%		17.6%
Depreciation and amortization				9,856
Adjusted EBITDA	47,465	18,848	(2,828)	63,485
Adjusted EBITDA %	24.4%	17.1%		20.9%

Three Months Ended September 30, 2019
Sales to external customers	$234,624	$116,390	$—	$351,014
Operating income				59,614
Operating margin %				17.0%
Restructuring charges				1,850
Currency exchange gains, net				(913)
Product liability expense				1,730
Strategic transaction costs				952
Adjusted operating income (loss)	58,971	13,776	(9,514)	63,233
Adjusted operating margin %	25.1%	11.8%		18.0%
Depreciation and amortization				9,547
Adjusted EBITDA	65,342	16,854	(9,416)	72,780
Adjusted EBITDA %	27.8%	14.5%		20.7%

The Americas segment is comprised of our operations in North America and Latin America geographies. The International segment is comprised of our operations in all geographies outside of the Americas. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.

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Adjusted operating income (loss), adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, product liability expense, strategic transaction costs and COVID-19 related costs, and adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted EBITDA is defined as adjusted operating income (loss) plus depreciation and amortization and adjusted EBITDA margin is defined as adjusted EBITDA divided by segment sales to external customers. Adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are not recognized terms under GAAP and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.
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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands, except percentage amounts)

	Americas	International	Corporate	Consolidated
Nine Months Ended September 30, 2020
Sales to external customers	$629,787	$330,188	$—	$959,975
Operating income				148,213
Operating margin %				15.4%
Restructuring charges				18,475
Currency exchange losses, net				3,821
Product liability expense				4,878
Strategic transaction costs				202
COVID-19 related costs				757
Adjusted operating income (loss)	149,708	45,719	(19,081)	176,346
Adjusted operating margin %	23.8%	13.8%		18.4%
Depreciation and amortization				29,284
Adjusted EBITDA	169,343	55,075	(18,788)	205,630
Adjusted EBITDA %	26.9%	16.7%		21.4%

Nine Months Ended September 30, 2019
Sales to external customers	$679,699	$347,027	$—	$1,026,726
Operating income				146,252
Operating margin %				14.2%
Restructuring charges				11,203
Currency exchange losses, net				17,338
Product liability expense				8,155
Strategic transaction costs				2,937
Adjusted operating income (loss)	171,463	39,888	(25,466)	185,885
Adjusted operating margin %	25.2%	11.5%		18.1%
Depreciation and amortization				28,339
Adjusted EBITDA	190,084	49,313	(25,173)	214,224
Adjusted EBITDA %	28.0%	14.2%		20.9%

The Americas segment is comprised of our operations in North America and Latin America geographies. The International segment is comprised of our operations in all geographies outside of the Americas. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.

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Adjusted operating income (loss), adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, product liability expense, strategic transaction costs and COVID-19 related costs, and adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted EBITDA is defined as adjusted operating income (loss) plus depreciation and amortization and adjusted EBITDA margin is defined as adjusted EBITDA divided by segment sales to external customers. Adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are not recognized terms under GAAP and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Consolidated

	Three Months Ended September 30, 2020
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(12)%	(9)%	(22)%	(26)%	(8)%	(29)%	(16)%	4%	(13)%
Plus: Currency translation effects	(1)%	(1)%	3%	—%	—%	—%	—%	1%	—%
Constant currency sales change	(13)%	(10)%	(19)%	(26)%	(8)%	(29)%	(16)%	5%	(13)%

	Nine Months Ended September 30, 2020
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(3)%	(10)%	(15)%	(20)%	(1)%	(24)%	(10)%	16%	(7)%
Plus: Currency translation effects	—%	—%	4%	2%	1%	2%	2%	3%	2%
Constant currency sales change	(3)%	(10)%	(11)%	(18)%	—%	(22)%	(8)%	19%	(5)%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.
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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Americas Segment

	Three Months Ended September 30, 2020
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(16)%	(6)%	(26)%	(31)%	(8)%	(43)%	(19)%	(2)%	(17)%
Plus: Currency translation effects	1%	—%	4%	2%	1%	2%	1%	4%	2%
Constant currency sales change	(15)%	(6)%	(22)%	(29)%	(7)%	(41)%	(18)%	2%	(15)%

	Nine Months Ended September 30, 2020
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(4)%	(7)%	(20)%	(23)%	2%	(29)%	(11)%	22%	(7)%
Plus: Currency translation effects	1%	—%	4%	2%	1%	2%	2%	4%	2%
Constant currency sales change	(3)%	(7)%	(16)%	(21)%	3%	(27)%	(9)%	26%	(5)%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

International Segment

	Three Months Ended September 30, 2020
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(6)%	(26)%	(8)%	(16)%	(7)%	(1)%	(9)%	15%	(5)%
Plus: Currency translation effects	(3)%	(2)%	(2)%	(2)%	(3)%	(4)%	(3)%	(4)%	(4)%
Constant currency sales change	(9)%	(28)%	(10)%	(18)%	(10)%	(5)%	(12)%	11%	(9)%

	Nine Months Ended September 30, 2020
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(2)%	(24)%	3%	(13)%	(4)%	(14)%	(7)%	8%	(5)%
Plus: Currency translation effects	1%	1%	2%	1%	—%	—%	1%	1%	1%
Constant currency sales change	(1)%	(23)%	5%	(12)%	(4)%	(14)%	(6)%	9%	(4)%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended September 30, 2020
	Consolidated	Americas	International
Fixed Gas and Flame Detection	(8)%	(7)%	(10)%
Firefighter Helmets and Protective Apparel	(10)%	(6)%	(28)%
Breathing Apparatus	(13)%	(15)%	(9)%
Industrial Head Protection	(19)%	(22)%	(10)%
Portable Gas Detection	(26)%	(29)%	(18)%
Fall Protection	(29)%	(41)%	(5)%
Core Sales	(16)%	(18)%	(12)%

Non-Core Sales	5%	2%	11%

Net Sales	(13)%	(15)%	(9)%

	Nine Months Ended September 30, 2020
	Consolidated	Americas	International
Fixed Gas and Flame Detection	—%	3%	(4)%
Firefighter Helmets and Protective Apparel	(10)%	(7)%	(23)%
Breathing Apparatus	(3)%	(3)%	(1)%
Industrial Head Protection	(11)%	(16)%	5%
Portable Gas Detection	(18)%	(21)%	(12)%
Fall Protection	(22)%	(27)%	(14)%
Core Sales	(8)%	(9)%	(6)%

Non-Core Sales	19%	26%	9%

Net Sales	(5)%	(5)%	(4)%

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change

Net income attributable to MSA Safety Incorporated	$28,034	$42,239	(34)%	$107,763	$105,278	2%
Non-deductible non-cash charge related to the recognition of currency translation adjustments (a)	—	—		—	15,359
Tax benefit associated with ASU 2016-09: Improvements to employee share-based payment accounting	(80)	(187)		(1,699)	(2,180)
Subtotal	27,954	42,052	(34)%	106,064	118,457	(10)%

Restructuring charges	7,603	1,850		18,475	11,203
Currency exchange losses (gains), net	2,759	(913)		3,821	1,979
Product liability expense	2,077	1,730		4,878	8,155
Asset related losses, net	62	38		189	271
Strategic transaction costs	41	952		202	2,937
COVID-19 related costs	—	—		757	—
Income tax expense on adjustments	(3,700)	(878)		(7,614)	(5,912)
Adjusted earnings	$36,796	$44,831	(18)%	$126,772	$137,090	(8)%

Adjusted earnings per diluted share	$0.94	$1.15	(18)%	$3.23	$3.50	(8)%

(a) Included in Currency exchange losses, net on the Condensed Consolidated Statement of Income.

Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Debt to adjusted EBITDA / Net debt to adjusted EBITDA (Unaudited)
(In thousands)

Twelve Months Ended September 30,
2020
Operating income	$188,191
Depreciation and amortization	38,963
Product liability expense	23,343
Restructuring charges	21,118
Currency exchange losses, net	6,298
Strategic transaction costs	1,665
COVID-19 related costs	757
Adjusted EBITDA	$280,335

Total end-of-period debt	341,694

Debt to adjusted EBITDA	1.2

Total end-of-period debt	341,694
Total end-of-period cash and cash equivalents	132,830
Net debt	$208,864

Net debt to adjusted EBITDA	0.7

Management believes that Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA are useful measures for investors, as management uses these measures to internally assess the company’s liquidity and balance sheet strength. There can be no assurances that that MSA's definition of Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA is consistent with that of other companies.

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About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices.  With 2019 revenues of $1.4 billion, MSA employs approximately 5,000 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 20, 2020. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

Non-GAAP Financial Measures:
This press release includes certain non-GAAP financial measures. These financial measures include constant currency revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, debt to adjusted EBITDA ratio, net debt to adjusted EBITDA ratio, adjusted earnings, and adjusted earnings per diluted share. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.

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